Carlyle Income Plus, Ltd.
                   c/o JMB Realty Corporation
                   900 North Michigan Avenue
                    Chicago, Illinois 60611

                        August 13, 1997


Koll Cornerstone II
4590 MacArthur Boulevard
Suite 610
Newport Beach, California 92660
Attention:  James V. Camp

     Re:  Carson Industrial Properties

Ladies and Gentlemen:

     Reference is made to that certain Purchase Agreement and Joint Escrow Instructions dated as of April 21, 1997, by and between Carlyle Income Plus, Ltd., an Illinois limited partnership ("Seller"), and Koll Cornerstone II, a California general partnership ("Prior Buyer"), as amended by letter agreements respectively dated June 6, 1997, July 3, 1997 and July 30, 1997, and as assigned to Carson Industrial Park Partners, a California limited partnership ("Buyer") (as amended and assigned, the "Agreement"). Initially capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

     In consideration of the mutual promises and undertakings of the parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Extension of Due Diligence Period and Closing Date. Notwithstanding anything to the contrary set forth in the Agreement, the Due Diligence Period and the Closing Date are hereby extended until August 20, 1997, or such earlier date as may be agreed upon by Buyer and Seller.

     2. Counterparts. This letter agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall together constitute one letter agreement.

     Please indicate your consent to the foregoing by signing where noted below.

                    Very truly yours,

                    CARLYLE INCOME PLUS, LTD.,
                    an Illinois limited partnership

                    By:  JMB REALTY CORPORATION,
                         a Delaware corporation,
                         Corporate General Partner

                         By:  Brian K. Ellison
                              Name: BRIAN K. ELLISON
                              Title: VICE PRESIDENT


AGREED TO AS OF
August 14, 1997

CARSON INDUSTRIAL PARK PARTNERS,
a California limited partnership

By:  KOLL CORNERSTONE II,
     a California general partnership,
     its general partner

     By:  CORNERSTONE VENTURES, INC.,
          a California corporation,
          its general partner

          By:  James V. Camp
               Name: JAMES V. CAMP
               Title:Senior Vice President


cc:  Ms. Karen Castillo
     Robert D. Jaffe, Esq.